                                                                   EXHIBIT 10.13

                        OKLAHOMA GAS AND ELECTRIC COMPANY
                     RESTORATION OF RETIREMENT SAVINGS PLAN
                     --------------------------------------


1.       PURPOSE OF THE PLAN
         -------------------
         Effective July 14, 1987, Oklahoma Gas and Electric Company (the "Company") established the Restoration of Thrift Benefits Plan For Certain Participants in the Oklahoma Gas and Electric Company Employees' Thrift Plan (the "Plan"). The purpose of the Plan is to benefit certain employees whose participation in and benefits under the Oklahoma Gas and Electric Company Employees' Thrift Plan (the "Thrift Plan") are limited by certain provisions in the Internal Revenue Code of 1986, as amended (the "Code"), including, without limitation, Sections 401(a)(17), 401(k)(3), 401(m), 402(g), and 415 of the Code.

         The Thrift Plan has been amended, restated and renamed the Oklahoma Gas and Electric Company Employees' Retirement Savings Plan (the "Retirement Savings Plan"), effective December 1, 1993. The Plan is hereby amended, restated and renamed the Oklahoma Gas and Electric Company Restoration of Retirement Savings Plan, effective January 1, 1994, except where indicated otherwise.

2.       DEFINITIONS
         -----------
         For purposes of this Plan, the capitalized terms in this Section 2 shall have the following meanings, unless the context clearly indicates otherwise. To the extent that a capitalized term is not defined in this Section 2 or elsewhere in the Plan, such term shall have the same meaning as ascribed to it in the Retirement Savings Plan.

        2.1.   Participant.   The  term   "Participant"   means   any   Employee
               -----------
participating in the Retirement Savings Plan whose participation in and benefits under the Retirement Savings Plan are limited by Section 401(a)(17) of the Code.

        2.2.  Employee.  The term "Employee" means every common-law  Employee of
              --------
the Company and any Subsidiaries that are participating in the Retirement Savings Plan.

        2.3.  Beneficiary.  The term "Beneficiary" means the person,  persons or
              -----------
trust designated to receive a benefit under this Plan after the death of a Participant. This shall be the same person, persons or trust as the Participant elects pursuant to Section 3.8 of the Retirement Savings Plan. Upon the death of a Participant, the Beneficiary shall receive, as soon as administratively feasible, a distribution of the balance of such Participant's Salary Restoration Account.

        2.4.  Compensation.  The term "Compensation"  shall be defined as in the
              ------------
Retirement Savings Plan, including Employee Tax-Deferred Contributions made thereunder, except that such term shall not be limited to the first $150,000 of the Participant's Compensation or such other applicable limit under Section 401(a)(17) of the Code, as adjusted and/or amended from time to time, and shall include deferrals made pursuant to Section 5 hereof.

        2.5. Plan Year.  The term "Plan Year" means the  administrative  year of
             ---------
the Plan, and any trust established for purposes of funding the Plan, ending each December 31.


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

        2.6.   Employee   Tax-Deferred   Contributions.   The   term   "Employee
               ---------------------------------------
Tax-Deferred   Contributions"   is  the  term  sometimes  used  to  refer  to  a
Participant's Tax-Deferred Contributions under the Retirement Savings Plan.

        2.7. Valuation Date. The term "Valuation Date" means a quarterly date as
             --------------
of which accounts of Participants herein are adjusted. Such dates shall fall on the last day of each calendar quarter or on such other dates as shall be determined from time to time by the Committee.

3.       ADMINISTRATION
         --------------
         This Plan shall be administered by a committee (the "Committee," which shall consist of the same members as the Company's Employees' Financial Programs Committee unless otherwise changed by action of the Company's Board of
Directors), which shall administer it in a manner consistent with the administration of the Retirement Savings Plan, as from time to time amended and in effect, except as provided hereunder to the contrary and except further that this Plan shall be administered as an unfunded plan which is not intended to meet the qualification requirements of Section 401 of the Code. The Committee shall have full power, authority and discretion to interpret, construe and administer this Plan and the Committee's interpretations and construction thereof, and actions thereunder, including the amount or recipient of any payment to be made therefrom, shall be binding and conclusive on all persons for all purposes, to the maximum extent permitted by law.

4.       ELIGIBILITY
         -----------
         Participants in the Retirement Savings Plan whose ability to be credited with Company Matching Contributions pursuant to the Retirement Savings Plan on 6% of Compensation is limited by Section 401(a)(17) of the Code shall be eligible to participate in this Plan. In no event shall a Participant who is ineligible to participate in the Retirement Savings Plan be eligible to participate in this Plan.

5.       PARTICIPANT CONTRIBUTIONS
         -------------------------
         5.1. Each Participant may elect to defer a portion of his or her Compensation through the execution of a Salary Deferral Agreement. The Company shall credit the amount of Compensation so deferred to a Savings Restoration Account established on behalf of the Participant, such credit to be effective on the date on which the deferred amounts would have been payable to a Participant as if he had not made a Salary Deferral Agreement. No amount may be so deferred or credited for a Plan Year unless the Participant has made the maximum Employee Tax-Deferred Contributions permitted for such Participant under the Retirement Savings Plan for such Plan Year. The maximum amount which may be deferred and credited under this subparagraph in a Plan Year is 15% of Compensation for such year less amounts contributed by the Participant to the Retirement Savings Plan for such year. Such deferral election shall be made prior to the beginning of the calendar year during which such Compensation is earned. For the first year a Participant is eligible to participate in the Plan, the election may be made within 30 days of the date a Participant becomes eligible to participate, provided, however, that such elections shall be prospective and shall apply only to Compensation earned after the election is made.

         5.2. Notwithstanding the preceding paragraph, effective for Salary Deferral Agreements made with respect to Compensation earned on and after January 1, 1994, a Participant entering into a Salary Deferral Agreement shall make the following elections, on a form to be provided by the Committee:


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         (a)      The  percentage  of  Compensation  to be deferred  and thereby credited to his or her Savings Restoration Account; and

         (b)      One of the following forms of payment--
                  (i) Lump Sum immediately following Retirement; (ii) Lump sum one (1) year following Retirement; (iii) Lump sum two (2) years following Retirement; (iv) Lump sum three (3) years following Retirement; (v) Lump sum four (4) years following
                  Retirement; or (vi) Lump sum five (5) years following Retirement.

                  Such lump sum payment shall be made no earlier than 30 days and no later than 60 days after the Valuation Date next succeeding the Participant's Retirement date or the applicable anniversary date of the Participant's Retirement. For this purpose, "Retirement" shall mean Normal or Early Retirement under the Oklahoma Gas and Electric Company Employees' Retirement Plan. Notwithstanding the Participant's election under this Section, payment of benefits to a Participant who terminates employment for reasons other than Retirement shall be governed by Section 8.2.


         The Participant may enter into a new Salary Deferral Agreement for each Plan Year. If a Participant does not enter into a new Salary Deferral Agreement for a particular Plan Year, the most recent Salary Deferral Agreement shall continue in effect with respect to both the amount deferred and the form of payment. The Company or its delegee shall maintain any accounts necessary to keep deferrals made pursuant to each Salary Deferral Agreement, any Company Supplementary Matching Amounts allocable thereto, and earnings and/or losses allocable to such deferrals and related Company Supplementary Matching Amounts separate from amounts attributable to other Salary Deferral Agreements. Notwithstanding the preceding sentence, all amounts deferred pursuant to Salary Deferral Agreements that were effective for Compensation earned in Plan Years prior to January 1, 1994 may be maintained in Accounts pursuant to the terms of this Plan as in effect prior to such date.

6.       COMPANY CONTRIBUTIONS
         ---------------------
         6.1. The Company shall credit each Participant's Savings Restoration Account with the Company Supplementary Matching Amount, if any, to which the Participant is entitled. The Company Supplementary Matching Amount shall equal the excess of (i) the Company Matching Contribution that would have been made under the Retirement Savings Plan in a Plan Year if the first 6% of the Participant's Compensation deferred in the aggregate under the Retirement Savings Plan and this Plan were treated as additional Employee Tax-Deferred Contributions, without regard to any limitations on such Company Matching Contributions contained in the Retirement Savings Plan due to the application of Sections 401(a)(17), 401(k)(3), 401(m), 402(g), and/or 415 of the Code, over
(ii) the actual Company Matching Contribution made under the Retirement Savings Plan net of any forfeiture and return of such Company Matching Contribution made thereunder.


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


         6.2. Company Supplementary Matching Amounts contributed on behalf of a Participant for Plan Years commencing on and after January 1, 1994, shall be maintained in separate accounts for each such Plan Year as provided in Section
5.2. Such Company Supplementary Matching Amounts shall be distributed in the form elected by the Participant in the Salary Deferral Agreement made by the Participant for the Plan Year for which the Company Supplementary Matching Amounts were contributed, as set out in Section 5.2 hereof.

7.       VESTING
         -------
         The Company Supplementary Matching Amounts shall vest according to the vesting schedule applicable to Company Matching Contributions under the Retirement Savings Plan, except that a termination of service shall have the same effect as five consecutive "One-Year Periods of Severance" under the Retirement Savings Plan. Forfeitures of unvested amounts shall be considered as an advance upon the Company Supplementary Matching Amounts under Section 6 hereof, or, if no further contributions are to be made thereunder by the Company, shall be credited to the Company. All other amounts shall be fully vested at all times.

8.       DISTRIBUTION OF BENEFITS
         ------------------------
         8.1. With respect to deferrals made prior to January 1, 1994, vested Company Supplementary Matching Amounts allocable thereto, and earnings and/or losses allocable to such deferrals and related vested Company Supplementary Matching Amounts, distributions must commence no earlier than 30 days and no later than 60 days after the Valuation Date next succeeding the Participant's termination of service for any reason including retirement, and shall be made in a lump sum.

         8.2. With respect to deferrals made on or after January 1, 1994, vested Company Supplementary Matching Amounts allocable thereto, and earnings and/or losses allocable to such deferrals and related vested Company Supplementary Matching Amounts, distributions on account of Normal or Early Retirement under the Oklahoma Gas and Electric Company Employees' Retirement Plan shall commence pursuant to the form of distribution elected under each applicable Salary Deferral Agreement, as provided in Section 5.2, and shall be made in a lump sum. Distributions on account of termination of service for any other reason must commence no earlier than 30 days and no later than 60 days after the Valuation Date next succeeding the Participant's termination of service, and shall be made in a lump sum.

         8.3. No in-service withdrawals or Participant loans are available under the Plan. The Committee, within its sole discretion, is empowered to accelerate the payment of a Participant's Savings Restoration Account balance to such Participant or his or her Beneficiary, whether before or after the Participant's termination of service, in the event of unanticipated emergencies caused by events beyond the control of the Participant or his or her Beneficiary which would result in severe financial hardship to the individual if early withdrawal were not permitted, with the amount of the early withdrawal limited to the amount necessary to meet the emergency. The Committee may also accelerate payments in the event of changes in the tax laws or accounting principles adversely affecting the Plan and its effect on the Company, the Participants or their Beneficiaries. Nothing contained herein shall enable the Committee to accelerate payments because of the financial condition of the Company as opposed to the adverse effect on the Company, the Participants or their Beneficiaries arising out of the good and substantial reasons described herein.


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

9.       INVESTMENT CREDIT
         -----------------
         9.1. Prior to each January 1, the Committee shall choose one of the Investment Funds provided in Section 8.1 of the Retirement Savings Plan, other than the OG&E Common Stock Fund, as the basis for crediting Participants' Savings Restoration Accounts with imputed earnings (or losses) thereon during the upcoming Plan Year. A Participant may not direct investments regarding his or her Savings Restoration Account.

         9.2. On each Valuation Date, the Company shall calculate the percentage rate of return earned (or lost) by the Investment Fund chosen by the Committee.

         9.3. Until a Participant's Savings Restoration Account is fully distributed, and for so long as such Account has a positive balance, the Company shall credit a Participant's Account with an amount equal to the product of such Participant's average daily Account balance and such rate of income (or loss) during the Valuation Period.

10.      PARTICIPANT'S RIGHTS
         --------------------
        10.1. All benefits payable under this Plan to or on behalf of Participants who were employed by the Company shall be paid from the general assets of the Company and all benefits payable to or on behalf of Participants who were employed by any other Employer which has adopted this Plan shall be paid from the general assets of such Employer. The Company or another participating Employer may, in its sole discretion, establish a separate fund or account to make payment of benefits to a Participant or his or her Beneficiary or Beneficiaries hereunder. Whether or not the Company or another participating Employer, in its sole discretion, does establish such a fund or account, no Participant, his or her Beneficiary or Beneficiaries or any other person shall have, under any circumstances, any interest whatever in any particular property or assets of the Company or of any other Employer by virtue of this Plan, and the rights of the Participant, his or her Beneficiary or Beneficiaries or any other person who may claim a right to receive benefits under this Plan shall be no greater than the rights of a general unsecured creditor of the Company or such other Employer. The Participant shall not be entitled to any payments from the trust fund maintained under the Retirement Savings Plan on the basis of any benefits to which he or she may be entitled under this Plan, and the Participant shall not be entitled to direct investments regarding his or her Savings Restoration Account.

        10.2. Except as required for federal income tax withholding purposes, assignment of benefits under the Plan or their pledge or encumbrance in any manner shall not be permitted or recognized under any circumstances nor shall such benefits be subject to attachment or other legal process for the debts (including payments for alimony or support) of any Participant, former Participant or Beneficiary.

        10.3. If the Committee shall find that a Participant, former Participant or Beneficiary is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, the Committee may direct that any payment due him, unless claim therefor shall have been made by a duly appointed legal representative, shall be paid to his or her spouse, a child, a parent or other blood relative or to a person with whom he or she resides, and any such payment so made shall be in complete discharge of the liabilities of the Plan therefor.

        10.4. Subject to all applicable laws relating to unclaimed property, if the Committee or its delegee mails by registered or certified mail, postage prepaid, to the last known address of a Participant or Beneficiary, a notification that he or she is entitled to a distribution hereunder, and if the
notification   is
returned by the United States Postal Service as being undeliverable because the addressee cannot be located at the address indicated and if the Committee and its delegee have no knowledge of such Participant's or Beneficiary's whereabouts within 3 years from the date the notification was mailed, or if within 3 years from the date the notification was mailed to such Participant or Beneficiary he or she does not respond thereto by informing the Committee or its delegee of his or her whereabouts, then, and in either of said events, upon the December 31 coincident with or next succeeding the third anniversary of the mailing of such notification, the then undistributed amount in the Savings Restoration Account of such Participant or Beneficiary shall be paid to the person or persons who would have been entitled to take such share in the event of the death of the Participant or Beneficiary whose whereabouts are unknown, assuming that such death occurred as of the December 31 coincident with or next succeeding the third anniversary of the mailing of such notification.

        10.5. No Participant, former Participant or Beneficiary or any other person shall have any interest in or right under this Plan, or in any part of the assets or earnings held in any trust established for the purpose of funding this Plan, except as an unsecured general creditor of the Company.

        10.6. Whenever in the administration of the Plan action by the Board of Directors (with respect to contributions) or the Committee (with respect to eligibility or classification of Employees, contributions or benefits) is required, such action shall be uniform in nature as applied to all persons similarly situated.

        10.7. Any action by Oklahoma Gas and Electric Company pursuant to the provisions of the Plan shall be evidenced by a resolution of the Board of Directors certified by its secretary or assistant secretary or by written instrument executed by any person authorized by the Board of Directors to take such action, and any fiduciaries shall be fully protected in acting in accordance with any such written instrument or resolution received by them.

        10.8. In case any provisions of this Plan shall be held unlawful or invalid for any reason, the illegality or invalidity shall not affect the remaining parts, and the Plan shall be construed and enforced as if the unlawful or invalid provisions had never been inserted.

11.      AMENDMENT AND DISCONTINUANCE
         ----------------------------
         The Board of Directors of the Company may at any time amend or discontinue this Plan. However, if this Plan should be amended and discontinued, the Company or any other Employer which has adopted this Plan, as the case may be, shall be liable for any benefits accrued under this Plan as of the date of such action for Participants who are or have been employed by the Company, or such other Employer, where such accrued benefits shall be the Participant's Savings Restoration Account balance as of such date of amendment and discontinuance.

12.      RESTRICTION ON ASSIGNMENT
         -------------------------
         The benefits provided hereunder are intended for the personal security of persons entitled to payment under this Plan and are not subject in any manner to the debts or other obligations of the persons to whom they are payable. The interest of any Participant or his or her Beneficiary or Beneficiaries may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are payable, nor shall they be subject to garnishment, attachment, or other legal or equitable process, nor shall they be an asset in bankruptcy.


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         If a Participant  or any other person  entitled to a benefit under this
Plan becomes bankrupt or makes an assignment for the benefit of creditors or in any way suffers a lien or judgment against his or her personal assets, or in any way attempts to anticipate, alienate, sell, assign, pledge, encumber or charge a benefit, right or account, then such benefits, right or account in the discretion of the Committee may cease and terminate.

13.      CONTINUED EMPLOYMENT
         --------------------
         Nothing contained in this Plan shall be construed as conferring upon an employee the right to continue in the employment of the Company or any other Employer in any capacity or as otherwise affecting the employment relationship.

14.      LIABILITY OF THE COMMITTEE
         --------------------------
         No member of the Committee shall be liable for any loss unless resulting from his or her own fraud or willful misconduct, and no member shall be personally liable upon or with respect to any agreement, act, transaction or omission executed, committed or suffered to be committed by himself or herself as a member of the Committee or by any other member, agent, representative or employee of the Committee. The Committee and any individual member thereof and any agent thereof shall be fully protected in relying upon the advice of the following professional consultants or advisors employed by the Company or the
Committee: any attorney insofar as legal matters are concerned, any accountant insofar as accounting matters are concerned, and any actuary insofar as actuarial matters are concerned.

15.      INDEMNIFICATION
         ---------------
         The Company hereby indemnifies and agrees to hold harmless and indemnify the members of the Committee and all directors, officers, and employees of the Company and of any other Employer which has adopted this Plan against any and all parties whomsoever, and all losses therefrom, including without limitation, costs of defense and attorneys' fees, based upon or arising out of any act or omission relating to, or in connection with this Plan other than losses resulting from such person's fraud or willful misconduct.

16.      TERMINATION OF SERVICE FOR DISHONESTY
         -------------------------------------
         If a Participant's service with the Company, or other Employer participating in this Plan, is terminated because of dishonest conduct injurious to the Company or such other Employer, or if dishonest conduct injurious to the Company or such other Employer committed by a Participant is determined by the Company during the lifetime of the Participant and within one year after his or her service with the Company or such other Employer was terminated, the Committee may terminate such Participant's interest and benefits under this Plan.

         The dishonest conduct injurious to the Company or any other Employer participating in this Plan committed by a Participant shall be determined and decided by the Committee only after a full investigation of such alleged dishonest conduct and an opportunity has been given the Participant to appear before the Committee to present his or her case. The decision made by the Committee in such cases shall be final and binding on all Participants and other persons affected by such decision.

17.      BINDING ON EMPLOYER, PARTICIPANTS AND THEIR SUCCESSORS
         ------------------------------------------------------
         This Plan shall be binding upon and inure to the benefit of the Company and to any other Employers participating in this Plan, their successors and assigns and the Participants and their heirs, executors, administrators, and duly appointed legal representatives.

18.      RIGHTS OF AFFILIATES TO PARTICIPATE
         -----------------------------------
         Any Employer participating in the Retirement Savings Plan may, in the future, adopt this Plan provided the proper action is taken by the board of directors of the Employer. The administrative powers and control of the Company, as provided in this Plan, shall not be deemed diminished by reason of the participation of any other Employer and the administrative powers and control granted hereunder to the Committee shall be binding upon any Employer adopting this Plan. Each Employer adopting this Plan shall have the obligation to pay the benefits to its Participants who were in its employment hereunder and no other Employer shall have such obligation and any failure by a particular Employer to live up to its obligations under this Plan shall have no effect on any other Employer. Any Employer may discontinue participation in this Plan at any time by proper action of its board of directors subject to the provisions of Section 11.

19.      LAW GOVERNING
         -------------
         This Plan shall be construed in accordance with and governed by the laws of the State of Oklahoma.

20.      EFFECTIVE DATE
         --------------
         This amended, restated and renamed Plan shall be effective as of January 1, 1994, except where otherwise indicated.


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                             AMENDMENT NO. 1 TO THE
                  OKLAHOMA GAS AND ELECTRIC COMPANY RESTORATION
                           OF RETIREMENT SAVINGS PLAN
                AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1994
                -------------------------------------------------


         Oklahoma Gas and Electric Company, an Oklahoma corporation, in accordance with the authority contained in Section 11 of the Oklahoma Gas and Electric Company Restoration of Retirement Savings Plan (the "Plan"), hereby amends the Plan, effective as of January 1, 1994, by adding the following paragraph to the end of Section 8.3 of the Plan:

                           "In  addition,   effective   January  1,  1994,   the
                  Committee may in its sole discretion delay payment to a Participant under the Plan, notwithstanding any election to the contrary by such Participant, until the Participant is no longer a 'covered employee' under Section 162(m) of the Code, as amended from time to time, its legislative history, and any regulations promulgated thereunder."

                           AMENDMENT NUMBER TWO TO THE
                        OKLAHOMA GAS AND ELECTRIC COMPANY
                     RESTORATION OF RETIREMENT SAVINGS PLAN
               AS AMENDED AND RESTATED EFFECTIVE DECEMBER 1, 1993
               --------------------------------------------------


         Oklahoma  Gas  and  Electric  Company,  an  Oklahoma  corporation  (the
"Company"), in accordance with the authority contained in Section 11 of the Oklahoma Gas and Electric Company Restoration of Retirement Savings Plan (the "Plan"), hereby amends the Plan, effective as of the effective date of the reorganization of the Company and its affiliates (whereby the Company will become a wholly-owned subsidiary of OGE Energy Corp.), as follows:

         1. The Plan is hereby renamed the OGE Energy Corp. Restoration of Retirement Savings Plan.

         2. Section 1 of the Plan is hereby amended by deleting the words "(the `Company')" from the first sentence thereof and adding the following paragraph at the end thereof:

                  "Effective as of December 31, 1996, OGE Energy Corp. (the `Company') has assumed sponsorship of the Plan. Accordingly, the Plan is hereby renamed the OGE Energy Corp. Restoration of Retirement Savings Plan, effective as of that date. In addition, the Oklahoma Gas and Electric Company Employees' Retirement Savings Plan has been renamed the OGE Energy Corp. Employees' Retirement Savings Plan."

         3. The reference to the "OG&E Common Stock Fund" in Section 9.1 of the Plan is hereby amended to read "OGE Energy Corp. Common Stock Fund."

         4.       The  reference  to  "Oklahoma  Gas and  Electric  Company"  in
                  Section 10.7 of the Plan is hereby amended to read "OGE Energy Corp."

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